Exhibit 6.8

BLOCKSTACK EMPLOYEE LLC

RESTRICTED UNIT PURCHASE NOTICE

(2017 EQUITY INCENTIVE PLAN)

Blockstack Employee LLC (the “Company”), pursuant to its 2017 Equity Incentive Plan (the “Plan”), hereby grants to Participant the right to purchase the number of Class B Units of the Company (the “Units”) set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth herein and in the Restricted Unit Purchase Agreement, the Plan, the LLC Agreement, and the Counterpart Signature Page to the LLC Agreement, all of which are attached hereto and incorporated herein in their entirety.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Units Subject to
Award:
Purchase Price per Unit:	$0.00012
Total Purchase Price:

Vesting Schedule: [Vesting Schedule]

Payment:                       Cash

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Unit Purchase Notice, the Restricted Unit Purchase Agreement, the Plan and the LLC Agreement.  Participant further acknowledges that as of the Date of Grant, this Restricted Unit Purchase Notice, the Restricted Unit Purchase Agreement, the Plan and the LLC Agreement set forth the entire understanding between Participant and the Company regarding the acquisition of Units in the Company and supersede all prior oral and written agreements on that subject.

BLOCKSTACK EMPLOYEE LLC:	PARTICIPANT:

Signature
By:
Signature	Date:

Title:

Date:

ATTACHMENTS: Restricted Unit Purchase Agreement

2017 Equity Incentive Plan,

LLC Agreement,

Counterpart Signature Page to LLC Agreement,

Section 83(b) Election,

Repurchase Agreement.

ATTACHMENT I

BLOCKSTACK EMPLOYEE LLC
2017 EQUITY INCENTIVE PLAN

RESTRICTED UNIT PURCHASE AGREEMENT

Blockstack Employee LLC (the “Company”) wishes to grant to you, Class B Units of the Company (the “Units”), pursuant to the provisions of the Company’s 2017 Equity Incentive Plan (the “Plan”).

Therefore, pursuant to the terms of the Restricted Unit Purchase Notice (the “Purchase Notice”) and this Restricted Unit Purchase Agreement (this “Agreement”) the Company grants you the opportunity to purchase the number of Units indicated in the Purchase Notice (the “Award”).  Defined terms not explicitly defined in this Agreement but defined in the Plan will have the same definitions as in the Plan.  This Agreement constitutes a Restricted Unit Purchase Agreement under the Plan and the Award constitutes a Restricted Unit Award under the Plan.

The details of your Award are as follows:

1.                                      CLOSING.  The closing hereunder, will occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree (the “Closing”).  At the Closing, you agree to (i) execute the Counterpart Signature Page to the LLC Agreement in the form of Attachment IV, and to deliver the same to the Company on the date of the Closing, and (ii) deliver cash payment for the Total Purchase Price (as defined in the Restricted Unit Purchase Notice).

2.                                      VESTING.  Subject to the limitations contained herein, the Units you are granted will vest as provided in your Purchase Notice, provided that vesting will cease upon the termination of your Continuous Service.

3.                                      NUMBER OF UNITS.  The number of Units subject to your Award referenced in your Purchase Notice may be adjusted from time to time for Capitalization Adjustments.

4.                                      SECURITIES LAW COMPLIANCE.  Notwithstanding anything to the contrary contained herein, you may not receive any Units under your Award unless the Units are then registered under the Securities Act or, if such Units are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  The issuance of Units under your Award also must comply with other applicable laws and regulations governing your Award, and you will not receive such Units if the Company determines that such issuance would not be in material compliance with such laws and regulations.

5.                                      FORFEITURE AND RIGHTS TO REACQUIRE UNITS UPON TERMINATION OF YOUR CONTINUOUS SERVICE.

(a)                                 The Company will have the right (but not the obligation) to reacquire your unvested Units upon the termination of your Continuous Service at the original Purchase Price per Unit (the “Repurchase Option”).  Such reacquisition will occur within either (i) the 90 day period following the termination of your Continuous Service, or (ii) such longer period as may be agreed to by the Company and you.  The Company may reacquire less than all of the applicable unvested Units without your consent and will give you written notice of its intent (accompanied by payment for the unvested Units) within the applicable period.

(b)                                 In the event there is any change in the character or amount of any of the Units that are subject to the provisions of this Agreement, then in such event any and all new, substituted or additional Units or securities to which you become entitled by reason of your ownership of the Units will continue to be subject to Sections 5(a) and 5(a) above with the same force and effect.

(c)                                  The Repurchase Option will be exercised by written notice signed by such person designated by the Company and delivered or mailed as provided herein.  Such notice will identify the number of Units to be purchased and will notify you of the time, place and date for settlement of such purchase, which will be scheduled by the Company within the term of the Repurchase Option set forth above.  The Company will be entitled to pay for any Units purchased pursuant to its Repurchase Option at the Company’s option in cash or by offset against any indebtedness owing to the Company by you, or by a combination of both.  Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company will become the legal and beneficial owner of the Units being repurchased and all rights and interest therein or related thereto, and the Company will have the right to transfer to its own name the Units being repurchased by the Company, without further action by you.

(d)                                 In the event of a Company Transaction, the Repurchase Option may be assigned by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such Company Transaction.  To the extent the Repurchase Option remains in effect following such Company Transaction, it will apply to the new units or other property received in exchange for the Units in consummation of the Company Transaction, but only to the extent the Units was at the time covered by such right.  Appropriate adjustments will be made to the price per Unit payable upon exercise of the Repurchase Option to reflect the Company Transaction upon the Company’s capital structure; provided, however, that the aggregate price per Unit payable upon exercise of the Repurchase Option will remain the same.

6.                                      RIGHTS AS MEMBER.  Subject to the provisions of this Agreement, you will exercise all rights and privileges of a Member of the Company with respect to the Units, including unvested Units.  You will be deemed to be the holder of the Units for purposes of allocations of income or loss under the LLC Agreement and for purposes of exercising any voting rights relating to such Units, even if some or all of the Units have not yet vested and been released from the Company’s Repurchase Option.

7.                                      LIMITATIONS ON TRANSFER.  In addition to any other limitation on transfer created by applicable securities laws, you may not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in this Award or a Unit subject hereto without the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion.  In addition, any transfer restrictions set forth in the LLC Agreement and restrictions under applicable securities laws will apply to the Units.

8.                                      RESTRICTIVE LEGENDS.  Certificates, if any, representing the Units will have endorsed thereon such legends as the Company determines appropriate in its sole discretion.

9.                                      INVESTMENT REPRESENTATIONS.  In connection with your acceptance of the Units, you represent to the Company the following:

(a)                                 You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Units.  You are acquiring the Units for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)                                 You understand that the Units has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed herein.

(c)                                  You further acknowledge and understand that the Units must be held indefinitely unless the Units is subsequently registered under the Securities Act or an exemption from such registration is available.  You further acknowledge and understand that the Company is under no obligation to register the Units.  You understand that the certificate evidencing the Units will be imprinted with a legend that prohibits the transfer of the Units unless the Units is registered or such registration is not required in the opinion of counsel for the Company.

(d)                                 You are familiar with the provisions of Rules 144 and 701, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.  Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act.  In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the securities exempt under Rule 701 may be sold by you 90 days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144.

(e)                                  In the event that the grant of the Units does not qualify under Rule 701 at the time of issuance, then the Units may be resold by you in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after you have received the Units, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(f)                                   You further understand that at the time you wish to sell the Units there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144 or 701, and that, in such event, you would be precluded from selling the Units under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

10.                               RIGHT OF FIRST REFUSAL.  Units that you acquire under your Award are subject to any right of first refusal that may be described in the LLC Agreement at such time the Company elects to exercise its right.

11.                               AWARD NOT A SERVICE CONTRACT.  Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part (or the part of any affiliate or owner of you) to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment (or the employment of any affiliate or owner of you).  In addition, nothing in your Award will obligate the Company or an Affiliate, their respective Members, Boards of Managers, Officers or Employees to continue any relationship that you (or any owner or affiliate of you) might have as a Manager or Consultant for the Company or an Affiliate.

12.                               TAX CONSEQUENCES.  The acquisition and vesting of the Units received pursuant to your Award may have adverse tax consequences to you that may be avoided or mitigated by filing an election under Section 83(b) of the Code, attached hereto as Attachment VI.  Such election must be filed within 30 days after the date of grant of your Units.  YOU ACKNOWLEDGE THAT IT IS YOUR RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.

13.                               NOTICES.  Any notices provided for in your Award or the Plan will be given in writing and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

14.                               DISTRIBUTION OF BLOCKSTACK TOKENS WITH RESPECT TO UNVESTED UNITS. If the Company distributes utility tokens used on the Blockstack software and platform (“Blockstack Tokens”), to you with respect to unvested Units, you agree to execute a Repurchase Agreement with Blockstack Token LLC, a Delaware limited liability company (“Token LLC”), in substantially the form attached hereto as Attachment VII (the “Repurchase Agreement”) such that vesting terms will be imposed on such Blockstack Tokens equivalent and in proportion to the vesting terms imposed on the Units by this Agreement and Token LLC will have the right to repurchase such Blockstack Tokens, upon termination of your Continuous Service.

15.                               MISCELLANEOUS.

(a)                                 The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.  Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)                                 You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)                                  You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

16.                               GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control.

ATTACHMENT II

2017 EQUITY INCENTIVE PLAN

See Exhibit 6.2 to Form 1-A filed April 11, 2019

ATTACHMENT III

LLC AGREEMENT

See Exhibit 2.6 to Form 1-A filed by Blockstack Token LLC April 11, 2019

ATTACHMENT IV

COUNTERPART SIGNATURE PAGE TO

OPERATING AGREEMENT

DATED OCTOBER [•], 2017

The undersigned hereby executes this counterpart signature page to the Operating Agreement of Blockstack Employee LLC dated as of October [•], 2017 (the “Operating Agreement”), and authorizes and directs this signature page to be attached to the Operating Agreement as a counterpart signature page thereto.

Signature

Address:

Email
Address:

(This Counterpart Signature Page to the Operating Agreement will be attached to and become a part of the Operating Agreement, and will evidence for all purposes the execution of the Operating Agreement by the entity identified above)

ATTACHMENT V

INSTRUCTIONS FOR FILING SECTION 83(B) ELECTION

Attached is a form of election under Section 83(b) of the Internal Revenue Code and an accompanying IRS cover letter.  Please fill in your social security number and sign the election and cover letter, then proceed as follows:

(a)                                 Make four copies of the completed election form and one copy of the IRS cover letter.

(b)                                 Send the original election form and cover letter, the copy of the cover letter, and a self-addressed stamped return envelope to the Internal Revenue Service Center where you would otherwise file your tax return.  Even if an address for an Internal Revenue Service Center is already included in the forms below, it is your obligation to verify such address.  This can be done by searching for the term “where to file” on www.irs.gov or by calling 1 (800) 829-1040.  Sending the election via certified mail, requesting a return receipt, is also recommended.

(c)                                  Deliver one copy of the completed election form to Blockstack Employee LLC.

(d)                                 Attach one copy of the completed election form to your 201_ federal personal income tax return (Form 1040) when you file it for the year.

(e)                                  Attach one copy of the completed election form to your 201_ state personal income tax return when you file it for the year (assuming you file a state income tax return).

(f)                                   Retain one copy of the completed election form for your personal permanent records.

Please note that the election must be filed with the IRS within 30 days of the date of your restricted unit grant.  Failure to file within that time will render the election void and you may recognize ordinary taxable income as your vesting restrictions lapse.  Blockstack Employee LLC and its counsel cannot assume responsibility for failure to file the election in a timely manner under any circumstances.

ATTACHMENT VI

SECTION 83(B) ELECTION

                             , 2017

Department of the Treasury

Internal Revenue Service

[City, State Zip](1)

Re:                             Election Under Section 83(b)

Ladies and Gentlemen:

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.  The following information is supplied in accordance with Treasury Regulation § 1.83-2:

1.                                      The name, social security number, address of the undersigned, and the taxable year for which this election is being made are:

Name:
Social Security Number:
Address:

Taxable year: Calendar year 2017.

2.                                      The property that is the subject of this election: [•] Class B Units of BLOCKSTACK EMPLOYEE LLC A DELAWARE limited liability company (the “Company”).

3.                                      The property was transferred on: [•], 2017.

4.                                      The property is subject to the following restrictions: The Class B Units are subject to forfeiture or repurchase at less than their fair market value if the undersigned does not continue to provide services for the Company for a designated period of time.  The risk of forfeiture or repurchase lapses over a specified vesting period.

(1)  Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files his or her tax return.  Assuming these are individual taxpayers who would file a Form 1040, as of January 7, 2013, the correct city/state/zip to send the 83(b) election is:

•                  Fresno, CA 93888-0002, for taxpayers living in California, Colorado, or Washington; and

•                  Kansas City, MO 64999-0002, for taxpayers living in Virginia, DC, Maryland, Massachusetts, or New York.

Click here to verify such address is still correct, or to find the correct address for taxpayers living in other states.  Also, please make sure that client is aware that the IRS can change the address at any time, and that this address varies depending on the state in which the employee is located (lest the client simply reuse this form for other employees without updating the address).

5.                                      The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Treasury Regulation § 1.833(h)): $[•] per Class B Units x [•] Class B Units = $[•].

6.                                      For the property transferred, the undersigned paid: $[•].

7.                                      The amount to include in gross income is: $[•].

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property.  A copy of the election also will be furnished to the person for whom the services were performed.  The undersigned is the person performing the services in connection with which the property was transferred.

Very truly yours,

               , 2017

RETURN SERVICE REQUESTED

Department of the Treasury

Internal Revenue Service

[City, State Zip]

Re:                             Election Under Section 83(b) of the Internal Revenue Code

Dear Sir or Madam:

Enclosed please find an executed form of election under Section 83(b) of the Internal Revenue Code of 1986, as amended, filed with respect to an interest in BLOCKSTACK EMPLOYEE LLC.

Also enclosed is a copy of this letter and a stamped, self-addressed envelope.  Please acknowledge receipt of these materials by marking the copy when received and returning it to the undersigned.

Thank you very much for your assistance.

Very truly yours,

Enclosures

ATTACHMENT VII

REPURCHASE AGREEMENT

THIS REPURCHASE AGREEMENT (this “Agreement”) is made effective as of [  ] by and among BLOCKSTACK Token LLC, a Delaware limited liability company (“Token LLC”), and [UNITHOLDER NAME], a (“Unitholder”).

RECITALS

WHEREAS, Unitholder purchased certain Class B Units of Employee Token LLC (the “Class B Units”) and pursuant to the Restricted Unit Purchase Agreement, dated as of October [•], 2017 (the “Unit Purchase Agreement”) between Blockstack Employee LLC, a Delaware limited liability company (“Employee LLC”) and Unitholder;

WHEREAS, the Unit Purchase Agreement provides that if Employee LLC distributes Blockstack Tokens to Unitholder and any Class B Units held by Unitholder are subject to vesting terms at the time of such distribution, then Unitholder must execute a repurchase agreement such that (i) the vesting terms equivalent and proportional to the vesting terms that applied to Unitholder’s Class B Units will be imposed on the utility tokens used on the Blockstack software and platform (“Blockstack Tokens”) distributed to Unitholder, (ii) Token LLC will have the right to repurchase any unvested Blockstack Tokens if Unitholder’s Continuous Service (as defined in Employee LLC’s 2017 Equity Incentive Plan) is terminated and (iii) Unitholder will be prohibited from transferring any unvested Blockstack Tokens;

WHEREAS, the Employee LLC distributed Blockstack Tokens to Unitholder and vesting terms apply to Unitholder’s Class B Units; and

WHEREAS, in accordance with the terms of the Unit Purchase Agreement, the parties desire to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the covenants and conditions set forth below, Token LLC and the Unitholder, intending to be legally bound, hereby agree to as follows:

1.                                      VESTING.  Subject to the limitations contained herein, the Blockstack Tokens distributed to Unitholder by Employee LLC shall vest pursuant to a vesting schedule equivalent and in proportion to the vesting schedule that applies to Unitholder’s Class B Units pursuant to the Restricted Unit Purchase Notice, provided that vesting of such Blockstack Tokens will cease upon the termination of Unitholder’s Continuous Service.

2.                                      FORFEITURE AND RIGHTS TO REACQUIRE BLOCKSTACK TOKENS UPON TERMINATION OF UNITHOLDER’S CONTINUOUS SERVICE.

2.1                               Token LLC will have the right (but not the obligation) to reacquire Unitholder’s unvested Blockstack Tokens upon the termination of Unitholder’s Continuous Service, at the original purchase price at which Employee LLC purchased the Blockstack Tokens from Token LLC (the “Repurchase Option”).  Such reacquisition will occur within either (i) the 90 day period following the termination of Unitholder’s Continuous Service, or (ii) such longer period as may be agreed to by Token LLC and Unitholder.  Blockstack Token may reacquire less than all of the applicable unvested Blockstack Tokens without Unitholder’s consent and will give you written notice of its intent (accompanied by payment for the unvested Units) within the applicable period.

2.2                               The Repurchase Option will be exercised by written notice signed by such person designated by Token LLC and delivered or mailed as provided herein.  Such notice will identify the number of Blockstack Tokens to be purchased and will notify you of the time, place and date for settlement of such purchase, which will be scheduled by the Token LLC within the term of the Repurchase Option set forth above.  Token LLC will be entitled to pay for any Blockstack Tokens purchased pursuant to its Repurchase Option at the Token LLC’s option in cash or by offset against any indebtedness owing to the Token LLC by you, or by a combination of both.  Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Token LLC will become the legal and beneficial owner of the Blockstack Tokens being repurchased and all rights and interest therein or related thereto, and the Token LLC will have the right to transfer to its own name the Blockstack Tokens being repurchased by the Token LLC, without further action by you.

3.                                      LIMITATIONS ON TRANSFER.  Unitholder may not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in unvested Blockstack Tokens distributed to Unitholder by Employee LLC without the prior written consent of Token LLC, which consent may be withheld in the Token LLC’s sole discretion.

4.                                      COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.                                      SUCCESSORS AND ASSIGNS.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.                                      TAX CONSEQUENCES.  The acquisition and vesting of the Blockstack Tokens have adverse tax consequences to you that may be avoided or mitigated by filing an election under Section 83(b) of the Code, attached hereto as Exhibit A.  Such election must be filed within 30 days after the date of distribution of the Blockstack Tokens subject to vesting.  YOU ACKNOWLEDGE THAT IT IS YOUR RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.

7.                                      GOVERNING LAW.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this REPURCHASE AGREEMENT to be duly executed and delivered as of the date first written above.

TOKEN LLC:

BLOCKSTACK TOKEN LLC

By:
Muneeb Ali
Managing Partner

IN WITNESS WHEREOF, the parties have caused this REPURCHASE AGREEMENT to be duly executed and delivered as of the date first written above.

UNIT HOLDER:

[NAME]

EXHIBIT A

INSTRUCTIONS FOR FILING SECTION 83(b) ELECTION

Attached is a form of election under Section 83(b) of the Internal Revenue Code and an accompanying IRS cover letter.  Please fill in your social security number and sign the election and cover letter, then proceed as follows:

(a)                                 Make four copies of the completed election form and one copy of the IRS cover letter.

(b)                                 Send the original election form and cover letter, the copy of the cover letter, and a self-addressed stamped return envelope to the Internal Revenue Service Center where you would otherwise file your tax return.  Even if an address for an Internal Revenue Service Center is already included in the forms below, it is your obligation to verify such address.  This can be done by searching for the term “where to file” on www.irs.gov or by calling 1 (800) 829-1040.  Sending the election via certified mail, requesting a return receipt, is also recommended.

(c)                                  Deliver one copy of the completed election form to Blockstack Employee LLC.

(d)                                 Attach one copy of the completed election form to your 201_ federal personal income tax return (Form 1040) when you file it for the year.

(e)                                  Attach one copy of the completed election form to your 201_ state personal income tax return when you file it for the year (assuming you file a state income tax return).

(f)                                   Retain one copy of the completed election form for your personal permanent records.

Please note that the election must be filed with the IRS within 30 days of the date of your restricted unit grant.  Failure to file within that time will render the election void and you may recognize ordinary taxable income as your vesting restrictions lapse.  Blockstack Employee LLC and its counsel cannot assume responsibility for failure to file the election in a timely manner under any circumstances.

SECTION 83(b) ELECTION

, 2017

Department of the Treasury

Internal Revenue Service

[City, State Zip](2)

Re:                             Election Under Section 83(b)

Ladies and Gentlemen:

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.  The following information is supplied in accordance with Treasury Regulation § 1.83-2:

1.                                      The name, social security number, address of the undersigned, and the taxable year for which this election is being made are:

Name:

Social Security Number:

Address:

Taxable year: Calendar year 2017.

2.                                      The property that is the subject of this election: BLOCKSTACK UTILITY TOKENS (the “Tokens”).

3.                                      The property was transferred on: [•], 2017.

4.                                      The property is subject to the following restrictions: The Class B Units are subject to forfeiture or repurchase at less than their fair market value if the undersigned does not continue to provide services for the Company for a designated period of time.  The risk of forfeiture or repurchase lapses over a specified vesting period.

(2)  Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files his or her tax return.  Assuming these are individual taxpayers who would file a Form 1040, as of January 7, 2013, the correct city/state/zip to send the 83(b) election is:

•                  Fresno, CA 93888-0002, for taxpayers living in California, Colorado, or Washington; and

•                  Kansas City, MO 64999-0002, for taxpayers living in Virginia, DC, Maryland, Massachusetts, or New York.

Click here to verify such address is still correct, or to find the correct address for taxpayers living in other states.  Also, please make sure that client is aware that the IRS can change the address at any time, and that this address varies depending on the state in which the employee is located (lest the client simply reuse this form for other employees without updating the address).

5.                                      The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Treasury Regulation § 1.833(h)): $[•] per Blockstack Token x [•] Blockstack Tokens = $[•].

6.                                      For the property transferred, the undersigned paid: $[•].

7.                                      The amount to include in gross income is: $[•].

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property.  A copy of the election also will be furnished to the person for whom the services were performed.  The undersigned is the person performing the services in connection with which the property was transferred.

Very truly yours,

                   , 2017

RETURN SERVICE REQUESTED

Department of the Treasury

Internal Revenue Service

[City, State Zip]

Re:                             Election Under Section 83(b) of the Internal Revenue Code

Dear Sir or Madam:

Enclosed please find an executed form of election under Section 83(b) of the Internal Revenue Code of 1986, as amended, filed with respect to an interest in BLOCKSTACK TOKENS.

Also enclosed is a copy of this letter and a stamped, self-addressed envelope.  Please acknowledge receipt of these materials by marking the copy when received and returning it to the undersigned.

Thank you very much for your assistance.

Very truly yours,

Enclosures